EXHIBIT 99.1


                              DATED 8 February 2005
                              ---------------------





                  HAYTER LIMITED (TO BE RE-NAMED YOST LIMITED)

                                       and

                EDITLAND LIMITED (TO BE RE-NAMED HAYTER LIMITED)

                                       and

                         TORO HAYTER (GUERNSEY) LIMITED

                                       and

                                THE TORO COMPANY




                         ------------------------------

                                    AGREEMENT
                          for the sale and purchase of
                          the business and undertaking
                                of Hayter Limited
                          (to be re-named Yost Limited)

                         ------------------------------









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                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Interpretation........................................................1
2.       Sale and Purchase of Business.........................................9
3.       Consideration........................................................11
4.       No warranties........................................................13
5.       Completion...........................................................14
6.       Post-Completion Obligations..........................................14
7.       Cross Accounting.....................................................15
8.       Responsibility for Liabilities.......................................15
9.       Business Contracts...................................................15
10.      Debts and Tax Rebates................................................16
11.      Transferring Employees...............................................17
12.      Independent Accountants..............................................17
13.      Liabilities..........................................................18
14.      Announcements........................................................18
15.      Value Added Tax......................................................18
16.      Wrong Pockets........................................................19
17.      Counterparts.........................................................20
18.      Further Assurance....................................................20
19.      Variation, Waiver and Consent........................................20
20.      Entire Agreement.....................................................20
21.      Withholding and Grossing-Up..........................................21
22.      Notices..............................................................21
23.      Costs................................................................22
24.      Rights of Third Parties..............................................22
25.      Time of the Essence..................................................23
26.      Continuing Effect....................................................23
27.      Severability.........................................................23
28.      Assignment...........................................................23
29.      Termination of Seller's obligations..................................24
30.      Guarantee............................................................24
31.      Governing Law and Submission to Jurisdiction.........................24



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DATE:         8 FEBRUARY 2005

PARTIES:

(1) HAYTER LIMITED a company incorporated under the laws of England and Wales with registered number 425045 and having its registered office and its principal place of business at Spellbrook, Bishops Stortford, Hertfordshire CM23 4BU (and which proposes changing its name to Yost Limited) (the "SELLER");

(2) EDITLAND LIMITED a company incorporated under the laws of England and Wales with registered number 5286686 and having its registered office at 100 New Bridge Street, London EC4V 6JA (and which proposes changing its name to Hayter Limited) (the "PURCHASER);

(3) TORO HAYTER (GUERNSEY) LIMITED a company incorporated under the laws of the States of Guernsey, Channel Islands with registered number 42797 and having its registered office at PO Box 357, St Peter Port, Guernsey, Channel Islands GY1 3XH (the "TRADE MARK PURCHASER" and, with the Purchaser, the "PURCHASERS"); and

(4)       THE TORO  COMPANY a company  incorporated  under the laws of  Delaware
          having  its   registered   address  at  8111  Lyndale   Avenue  South,
          Bloomington, MN 55420, United States of America (the "GUARANTOR")

RECITALS:

(A)       The Seller carries on the Business.

(B) The Seller has agreed to sell and the Purchaser has agreed to purchase the Business (other than the Hayter Marks and Names) as a going concern on the terms set out in this agreement.

(C) The Seller has agreed to sell and the Trade Mark Purchaser has agreed to purchase the Hayter Marks and Names on the terms set out in this agreement.

(D) The Guarantor is the holding company of the Purchaser and has become a party to this agreement for the purpose of entering into the guarantee set out in clause 30

IT IS AGREED as follows:

1.        INTERPRETATION

1.1       Defined terms

          In this agreement, the following words and expressions shall have the following meanings:

          "ADVANCE RECEIPTS" means all amounts received (whether by deposit, pre-payment or otherwise) by or on behalf of the Seller on or before the Completion Date so far as the same relate to anything (including any service) to be provided by the Purchaser under any of the Business Contracts or otherwise in connection with the carrying on of the Business in the ordinary course after the Completion Date;

          "ACCRUED EMPLOYEE COSTS" means the sum of (pound) 142,202 being accrued and unpaid wages, salaries, emoluments, PAYE payments, employer National Insurance contributions and all other periodic costs payable to or for the benefit of the Transferring Employees for the period from 1 February 2005 (being the date after date to which such payments were last made to the Transferring Employees) to and including the Completion Date;

          "ASSETS" means the assets to be sold and transferred to the Purchasers under this agreement as described in clause 2.1;


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          "ASSUMED  LIABILITIES"  means,  for the  purposes  of  Clause  3.2 and schedule 9, current liabilities relating to the Business of (pound) 2,899,000 and pension liabilities of (pound) 2,500,000;

          "BUSINESS" means such part of the Seller's business comprising the Assets as relates to the (i) manufacture and supply of pedestrian, tractor, grass trimmer/brush cutter products designed for consumer use; (ii) the manufacture and supply of quality grass cutting machinery for the local authority and golf markets along with the premium sector of consumer, petrol rotary mower market and as (in each case) carried on by the Seller at the date of this agreement under the brand name 'Hayter' and (iii) the sale of 'Hayter' - branded parts, the resale of 'Hayter' - branded tractors manufactured by Murray, Inc and the non-exclusive distribution of 'Murray' - branded parts in Europe carried on by the Seller at the date of this agreement;

          "BUSINESS CONTRACTS" means the Customer Contracts, the Distribution Contracts, the Equipment Contracts, the Intellectual Property Contracts and the Supplier Contracts and all other contracts and engagements entered into and orders placed or received on or before Completion by or on behalf of the Seller in the ordinary course of the Business and which at Completion remain (in whole or in part) to be performed (including for the avoidance of doubt any such contracts, engagements and orders with other members of the Seller's Group and other divisions of the Seller to the extent that the same are for the supply and/or distribution of products, components and parts required to assure the Purchaser of continuity of supply ("ESSENTIAL SUPPORT CONTRACTS")) but excluding: (1) contracts with employees, (2) the Financing Contracts, (3) save to the extent incurred pursuant to Essential Support Contracts, any and all inter-company indebtedness incurred to other members of the Seller's Group and other divisions of the Seller whether or not the same were incurred in the course of the Business and (4) any contracts with members of the Seller's Group which are not Essential Support Contracts;

          "BUSINESS DAY" means a day (excluding Saturday) on which banks generally are open in the City of London for the transaction of normal banking business;

          "BUSINESS INFORMATION" means all information existing at the Completion Date and relating to the Business including but not limited to details of customers, suppliers, distributors and agents, sales targets, sales statistics, market share statistics, market surveys and information relating to future business development or planning, information relating to discounts, commissions and rebates received and/or paid and litigation or legal advice, in whatever form (including computer disks or tapes) that information may be recorded or stored;

          "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property owned and used by the Seller at the Completion Date which is used in, or has been developed for use in, or is required or intended for use in the Business including but not limited to that listed in schedule 5;

          "BUSINESS RECORDS" means all books and records in whatever form (including computer disks or tapes) containing or relating to Business Information or on which Business Information is recorded or stored, including the VAT Records but excluding the Excluded Business Records;

          "CA85" means the Companies Act 1985;

          "CHAPS" means the clearing houses automated payment system or any other method of electronic transfer for same-day value;

          "COMPLETION" means completion of the sale and purchase of the Business comprising the Assets in accordance with clause 5;

          "COMPLETION DATE" means the date of this agreement;

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          "CONFIDENTIAL  INFORMATION"  means Know How,  trade  secrets and other information of a confidential nature (including, without limitation, all proprietary technical, industrial and commercial information and techniques in whatever form (including computer disks or tapes) that information may be recorded or stored);

          "CONSIDERATION" means the sum of (pound) 18,770,000, as adjusted in accordance with this agreement;

          "CURRENT ASSETS" means, to the extent purchased under clauses 2.1 and 2.2, stock, the Debts, the Prepayments and other assets (but excluding
          (i) cash at bank and in hand, negotiable money orders, cheques and the benefit of any tax (including Value Added Tax refunds) and (ii) packaging materials and advertising and promotional materials) in each case as ascertained or determined in accordance with Relevant Accounting Standards;

          "CURRENT LIABILITIES" means all amounts falling due for payment by the Purchaser under this agreement in connection with the Business within one year of Completion, the Advance Receipts and any provisions for such liabilities and charges which reasonably may fall due for payment within 12 months of Completion in each case as ascertained or determined in accordance with Relevant Accounting Standards;

          "CUSTOMER CONTRACTS" means all contracts and arrangements entered into and orders received on or before the Completion Date by or on behalf of the Seller with customers for the sale or supply of goods or services by the Seller in connection with the Business which at Completion remain to be performed in whole or in part including but not limited to those listed in part 1 of schedule 8;

          "DEBTS" means all book and other debts owing to the Seller and other rights to payment arising from the operation of the Business on or before the Completion Date (each such debt being a "receivable" and all such debts together being "receivables") (other than receivables
          (i) owing to or arising in favour of the Seller from any member of the Seller's Group or (ii) receivables relating to or arising from the Excluded Assets, Tax and Financing Contracts) whether or not then invoiced and whether or not then due and payable and any interest payable on such receivables save to the extent that funds representing the whole or any part of any receivable have been credited to the Sellers receivables current account (number: 30344788) at Barclays Bank plc, Sort Code 20-00-00 at any time on or before 23.59 on the Completion Date (which funds shall be treated as Excluded Assets);

          "DEPOSIT" means the sum of US$2,500,000 deposited by the Purchaser with the Seller's Solicitors on 24 January 2005;

          "DISTRIBUTION CONTRACTS" means all agency, distributorship, franchise and other like agreements entered into by or on behalf of the Seller in connection with the Business which at Completion remain to be performed (in whole or in part) including but not limited to those listed in part 2 of schedule 8;

          "ENCUMBRANCE" means any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same, other than in any such case retention of title claims arising in the ordinary course of business from suppliers of parts and components;

          "EQUIPMENT CONTRACTS" means all contracts and arrangements entered into and orders placed or received on or before the Completion Date by or on behalf of the Seller in relation to the leasing, lease purchase, hire or hire purchase, credit sale, conditional sale or sale by

                                      - 3 -


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          instalments  of goods or  equipment  in  connection  with the Business which on Completion remain to be performed in whole or in part including but not limited to those listed in part 3 of schedule 8;

          "ESCROW ACCOUNT" means an interest bearing deposit account to be opened with The Royal Bank of Scotland plc in the joint names of the Purchaser's Solicitors and the Seller's Solicitors and to be administered in accordance with the escrow instructions letter in the agreed terms (the "ESCROW INSTRUCTIONS LETTER");

          "ESCROW AMOUNT" means the sum of (pound) 800,000 (eight hundred thousand pounds), and which shall be held in trust for the Seller and the Purchaser and which shall be applied in accordance with clause 3.4;

          "EXCLUDED ASSETS" means the assets referred to in clause 2.4 which are excluded from the sale pursuant to this agreement;

          "EXCLUDED CLAIMS" means the benefit of any insurance claim made by the Seller prior to the Completion Date which is then outstanding in respect of the loss or destruction of or damage to any of the Assets where such Asset has prior to the Completion Date been restored in all material respects or replaced at the Seller's expense;

          "EXCLUDED BUSINESS RECORDS" means the Seller's statutory books and accounting records, and all other records which do not relate in any way to the Business (including those relating to Tax) but not including the VAT Records;

          "EXCLUDED LIABILITIES" means, save as expressly provided in this agreement, all the liabilities or obligations relating to the Business and outstanding or accrued or referable to the period on or before the Completion Date or arising by virtue of the sale and purchase recorded by this agreement, including but not limited to any and all liabilities in respect of National Insurance, PAYE, VAT or other Tax attributable to the Seller in respect of the Business or the Transferring Employees (except those payments due to Transferring Employees as provided for in clause 11.3) in respect of the period ending on Completion and all bank or other overdrafts and loans owing by the Seller whether due in respect of the Financing Contracts or otherwise;

          "FINANCIAL YEAR" shall be construed in accordance with s223 CA85;

          "FINANCING CONTRACTS" means (i) all obligations of the Seller to General Electric Capital Corporation or to any person for which it is the parent undertaking and (ii) the bank lending contracts, security and finance leases listed in schedule 3;

          "FOREIGN AFFILIATE SETTLEMENT AGREEMENT" means the settlement agreement dated 8 February 2005 between Summersong Investment Inc., Murray Europe Limited, Hayter Limited, Murray Holdings Germany GmbH, Murray Administration Germany GmbH, Murray Germany GmbH & Co. KG, General Electric Capital Corporation, PBGC, Murray, Inc. and the Official committee of Unsecured Creditors of Murray, Inc.;

          "GOODWILL" means the goodwill of the Seller in relation to the Business including the exclusive right for the Purchasers or either of them to represent themselves as carrying on the Business in succession to the Seller;

          "HAYTER MARKS AND NAMES" means the Trade Mark referred to in part 1 of schedule 5 the domain names referred to in part 2 of schedule 5 and all right and interest of the Seller in the "HAYTER" name and such other rights which the Seller has in relation to trade marks, trade and business names, logos and get up (including any and all goodwill associated with or attached to any of the same and owned by the Seller and all rights under the law of passing off

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          and laws relating to unfair competition) or other domain names whether registered, unregistered or registrable (including, where applicable, all applications for registration) and the right to sue for damages for past and current infringement in respect of any of the same;

          "HAYTER  PATENTS" means the patents  referred to in part 3 of schedule
          5;

          "INDEPENDENT ACCOUNTANT" means as defined in clause 12;

          "INITIAL CONSIDERATION" means the sum of (pound) 17,827,798 (being the Consideration less the Accrued Employee Costs, less the Escrow Amount);

          "INTELLECTUAL PROPERTY" means (i) the Hayter Marks and Names, (ii) the Hayter Patents and (iii) such other rights which the Seller has in and in relation to Confidential Information, patents, inventions (whether or not patentable), registered designs, design rights, copyrights (including, without limitation, rights in software) neighbouring rights, database rights, semi-conductor topography rights, all rights of confidence (including in the Know-How) and all rights or forms of protection having an equivalent or similar nature or effect anywhere in the world, whether registered, unregistered or registrable (including, where applicable, all applications for registration) and the right to sue for damages for past and current infringement in respect of any of the same;

          "INTELLECTUAL PROPERTY CONTRACTS" means all contracts, licences, authorisations and permissions relating to the use, enjoyment and/or exploitation by (1) the Seller of any Intellectual Property or Business Information used in connection with the Business as carried on at the Completion Date and (2) any third party of any Business Intellectual Property or Business Information, including but not limited to those listed in part 4 of schedule 8;

          "KNOW HOW" means all unpatented, secret, substantial and identified know-how, expertise, technical or other information developed, acquired and owned by the Seller in relation to the Business including, without limitation, all related ideas, concepts, methods, inventions, discoveries, data, formulae, processes, methods, techniques and specifications;

          "LAST ACCOUNTS" means the audited financial statements (including balance sheet and profit and loss account) of the Seller relating to the Business as at 2 October 2004 in respect of the Financial Year ended on such date together with all notes, reports (including the auditors' report) and statements required by law or Relevant Accounting Standards to be included in or annexed to them;

          "LOSSES" includes, in respect of any matter, event or circumstance, all demands, claims, actions, proceedings, damages, payments, fines, penalties, losses, costs (including legal costs), expenses (including taxation), disbursements or other liabilities in any case of any nature whatsoever;

          "PBGC" means the Pensions Benefit Guarantee Corporation;

          "PENSIONS DEED" means deed in the agreed form and of even date herewith between (1) the Trustees of the 'The Hayters Retirement Benefits Plan', (2) the Seller and (3) the Purchaser whereby the Purchaser is substituted as principal employer of the plan;

          "PENSIONS MOU" means the memorandum of understanding in the agreed form and of even date herewith between (1) the Trustees of the 'The Hayters Retirement Benefits Plan', (2) the Seller and (3) the Purchaser;

          "PLANT AND EQUIPMENT" means all plant, machinery, motor vehicles, office, warehouse and factory furniture, fixtures and fittings and equipment (including computers) wherever situated owned by the Seller and used in or in connection with the Business including but not limited

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          to those  listed in schedule 6 but  excluding  for these  purposes any such items which are the subject of Equipment Contracts;

          "PREPAYMENTS" means all amounts paid (whether by deposit, prepayment or otherwise) on or before the Completion Date by or on behalf of the Seller so far as the same relate to anything (including any service) to be provided to the Purchaser under any of the Business Contracts or otherwise in connection with the carrying on of the Business in the ordinary course after the Completion Date (but excluding, for the avoidance of doubt, liabilities in respect of Tax);

          "PROCEEDINGS" means any proceedings, suit or action arising out of or in connection with this agreement;

          "PROPERTIES" means the freehold properties short particulars of which are set out in schedule 4;

          "PURCHASER'S GROUP" means the group of companies comprising the Purchaser, any holding company from time to time of the Purchaser and any subsidiary of the Purchaser or of any such holding company and "MEMBER OF THE PURCHASER'S GROUP" shall be construed accordingly;

          "PURCHASERS' SOLICITORS" means Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA;

          "RELEVANT ACCOUNTING STANDARDS" means, in relation to (i) the Last Accounts, any of the following in force on 2 October 2004, and means in relation to (ii) the determination of the Current Assets, the Current Liabilities and the Working Capital, any of the following in force on the Completion Date, namely any applicable Statement of Standard Accounting Practice, Financial Reporting Standard, Urgent Issues Task Force Abstract or Statement of Recommended Practice issued by the UK Accounting Standards Board (or any successor body) or any committee of it or body recognised by it and to the extent that the Seller (in relation to the Business) is not required to comply with any of the foregoing, the relevant accounting standards applicable to the Seller (in relation to the Business);

          "SALES DOCUMENTATION" means all sales publications, advertising and promotional materials, printed terms and conditions of sale or supply, business forms, instructional material and other technical and sales materials which are owned by the Seller on the Completion Date and relate to the Business;

          "SELLER'S GROUP" means the group of companies comprising the Seller, any holding company from time to time of the Seller and any subsidiary of the Seller or any such holding company (including but not limited to the Seller and Murray, Inc.) and "MEMBER OF THE SELLER'S GROUP" shall be construed accordingly;

          "SELLER'S SOLICITORS" means Wedlake Bell of 52 Bedford Row, London WC1R 4LR;

          "SERVICE DOCUMENT" means a document relating to or in connection with any Proceedings;

          "STOCK" means all raw materials, supplies, work in progress, parts and components, finished goods, packaging materials and advertising and promotional materials held, used or owned by the Seller in connection with the Business at the Completion Date;

          "SUPPLIER CONTRACTS" means all contracts and arrangements entered into and orders placed with suppliers on or before the Completion Date by or on behalf of the Seller for the sale or supply of goods or services to the Seller in connection with the Business which at Completion remain to be performed in whole or in part including but not limited to those listed in part 5 of schedule 8 but excluding all and any contracts, arrangements or orders for the supply of legal,

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          tax,  accounting,  valuation,  appraisal and/or corporate advisory and other professional services;

          "TARGET WORKING CAPITAL" means (pound) 10,903,000 (ten million nine hundred and three thousand pounds);

          "TAX" includes  (without  limitation) all taxes (including value added tax), duties, levies, imposts, withholdings, social security contributions, deductions or amounts in the nature of taxation, whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere, irrespective of the person against or to which any such taxes, duties, levies, imposts, withholdings, social security contributions, deductions or amounts in the nature thereof are directly or primarily chargeable, together with all interest, fines, penalties and surcharges imposed pursuant to any legislation relating to taxation and which are incidental or relating thereto;

          "TAXES ACT" means the Income and Corporation Taxes Act 1988;

          "TAX AUTHORITY" means any person, body, authority or institution which seeks to impose, assess, enforce, administer or collect any Tax whether in the United Kingdom or elsewhere;

          "THIRD PARTY RIGHTS" means the benefit of all rights and claims (other than claims relating to Tax) of the Seller arising on or before the Completion Date out of or in connection with the Business, including but not limited to:

          (1) all claims against, or rights to make any claims against, any third party in respect of any goods or services sold or supplied to the Seller in connection with the Business on or before the Completion Date where the goods or the subject matter of the services form part of the Business;

          (2) all claims against, or rights to make any claims against, insurers or other third parties in respect of loss of or damage or injury caused to the Business to the extent that such loss, damage or injury has not been made good by and at the cost of the Seller on or before the Completion Date;

          (3) all claims made by the Seller for a loan, grant or other aid in respect of any of the Assets;

          (4) all rights of the Seller in respect of goods supplied by the Seller in the course of the Business on terms as to retention of title and to which the Seller retains title at the Completion Date; and

          (5) all the Seller's rights (to the extent that they are assignable) under any agreement under which the Seller acquired any of the Assets;

          "TRANSACTION DOCUMENTS" means this agreement, the Pensions Deed and the Pensions MOU;

          "TRANSFERRING EMPLOYEES" means those employees of the Seller who are employed in the Business and whose employment is to be transferred to the Purchaser, a list of whom appears in schedule 7;

          "VAT" means value added tax as defined in VATA;

          "VATA" means the Value Added Tax Act 1994;

          "VAT RECORDS" means the records required to be kept for VAT purposes by paragraph 6 of Schedule 11 to VATA in relation to the Business; and

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          "WORKING CAPITAL" means the total value of the Current Assets less the total value of the Current Liabilities as at the Completion Date agreed or determined in accordance with clause 3.

1.2       Statutory provisions

          All references to statutes, statutory provisions, enactments, EU Directives or EU Regulations shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision, enactment, EU Directive or EU Regulation of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this agreement would extend or increase the liability of either party to the other under this agreement.

1.3       Holding company and subsidiary

          A company or other entity shall be a "HOLDING COMPANY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "PARENT UNDERTAKING" in s258 CA85, and a company or other entity shall be a "SUBSIDIARY" for the purposes of this agreement if it falls within either the meaning attributed to that term in ss736 and 736A CA85 or the meaning attributed to the term "SUBSIDIARY UNDERTAKING" in s258 CA85, and the terms "SUBSIDIARIES" and "HOLDING COMPANIES" are to be construed accordingly.

1.4       Agreed form

          Any reference to a document in the "AGREED FORM" is to the form of the relevant document in the terms agreed between the Seller and the Purchaser prior to the execution of this agreement and signed or initialled for identification purposes only by or on behalf of the Seller and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Seller and the Purchaser).

1.5       Recitals, schedules, etc.

          References to this agreement include the recitals and schedules which form part of this agreement for all purposes. References in this agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this agreement.

1.6       Meaning of references

          Save where specifically required or indicated otherwise:

          (a) words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

          (b) references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

          (c) references to the word "INCLUDE" or "INCLUDING" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "OTHER" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

          (d) references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

          (e) any reference to "WRITING" or "WRITTEN" includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail;

          (f) references to "INDEMNIFY" and to "INDEMNIFYING" any person against any Losses by reference to any matter, event or circumstance includes indemnifying and keeping that person indemnified against all Losses from time to time made, suffered or incurred as a direct or indirect consequence of or which would not have arisen but for that matter, event or circumstance;

          (g) references to "STERLING" or "(POUND)" or "POUNDS" are to the lawful currency of the United Kingdom as at the date of this agreement; references to "DOLLAR" or "$" are to the lawful currency of the United States of America; References to "EURO" or "(EURO)" are to the single currency of the European Union constituted by the Treaty on European Union; and

          (h) references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

1.7       Headings

          Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

1.8       Connected persons

          Section 839 Taxes Act is to apply to determine whether one person is connected with another for the purposes of this agreement.

2.        SALE AND PURCHASE OF BUSINESS

2.1       Sale and purchase of Business (excluding the Hayter Marks and Names)

          The Seller shall sell and the Purchaser (relying on the obligations of the Seller under this agreement) shall purchase with effect from the Completion Date the entire legal and beneficial ownership in the Business (excluding the Hayter Marks and Names) as a going concern comprising the following assets free from all Encumbrances:

          (a) subject to clause 9, the benefit (subject to the burden) of the Business Contracts;

          (b)  the Business Information;

          (c) the Business Intellectual Property (except for the Hayter Marks and Names);

          (d)  the Business Records;

          (e)  the Debts (other than any right of the Seller to reclaim VAT);

          (f)  the Goodwill;

          (g)  the Plant and Equipment;

          (h)  the Properties;

          (i)  the Sales Documentation;

          (j)  the Stock;

          (k)  the Third Party Rights;

          (l) any rights or claims of the Seller against any customers of the business in respect of any product sold or service supplied by the Seller prior to the Completion Date in the ordinary course of the Business;

          (m)  packaging materials and advertising and promotional materials;

          (n)  any loans made by the Seller to Transferring Employees; and

          (o) all other rights and assets used in the Business as at the Completion Date but not including the Hayter Marks and Names or the Excluded Assets.

2.2       Sale and Purchase of the Hayter Marks and Names

          The Seller shall sell and the Trade Mark Purchaser (relying on the obligations of the Seller under this agreement) shall purchase with effect from the Completion Date the entire legal and beneficial ownership in the Hayter Marks and Names.

2.3       Power to sell and transfer

          The Seller covenants with the Purchasers that it has full power and the right to sell and transfer the legal and beneficial title in the Business as a going concern on the terms set out in this agreement save that certain of the Assets may be subject to retention of title claims arising in the ordinary course of business from suppliers of parts and components in which case such parts and components are only sold with such title, right and interest that the Seller may have.

2.4       Assets excluded from Sale

          There shall be excluded from the sale and purchase under this agreement (and accordingly nothing in this agreement shall operate to transfer from the Seller) the following assets:

          (a)  the Excluded Business Records;

          (b)  the Excluded Claims;

          (c) any cash in hand or at bank of the Seller (and, in the case of cash at bank, the balance of the Seller's bank account(s) as at
               11.59 p.m. on the Completion Date) negotiable money orders and cheques;

          (d) any right of the Seller to repayment of any Tax relating to the Business attributable to periods or transactions completed before the Completion Date;

          (e) such interests as the Seller may have in any subsidiary or any company or other person;

          (f) (for the avoidance of doubt) any amount owing to or arising in favour of the Seller from any member of the Seller's Group; and

          (g)  any assets owned by a subsidiary of the Seller.

2.5       Properties

          The Properties shall be sold on the additional terms and conditions set out in schedule 4.

2.6       Debts

          The Debts are sold to the Purchaser by way of absolute assignment and the Seller hereby assigns the Debts to the Purchaser absolutely.

2.7       Sale of all the Assets

          The Purchasers shall not be obliged to complete the purchase of the Business unless the sale of all the Assets is completed simultaneously in accordance with this agreement.

3.        CONSIDERATION

3.1       Total price

          The total price for the Business to be paid by the Purchasers to the Seller is the Consideration which shall be subject to adjustment as set out in this agreement.

3.2       Allocation of Consideration

          The aggregate amount of the Consideration and the Assumed Liabilities shall, subject to any difference between the Target Working Capital and the Final Working Capital and clause 3.5, be allocated between the Assets as specified in schedule 9 and such allocation shall be adopted by the parties for Tax purposes.

3.3       Working Capital Adjustment

          (a) As promptly as practicable, but no later than ninety (90) calendar days after the Completion Date, the Purchaser will prepare and deliver to the Seller a good faith calculation of Working Capital as of the close of business on the Completion Date (the "COMPLETION DATE WORKING CAPITAL STATEMENT"). For the purposes of the Working Capital Purchase Price Adjustments (as defined below), such Completion Date Working Capital Statement shall be determined as of the close of business on the Completion Date in accordance with Relevant Accounting Standards.

          (b) Within ten (10) Business Days after receipt of the Completion Date Working Capital Statement, the Seller may deliver to the Purchaser, a written statement describing their questions or objections (if any) to the Completion Date Working Capital Statement. If the Seller does not raise any questions or objections within such period, the Purchaser's good faith estimate of the Working Capital as of the Completion Date as set forth in the Completion Date Working Capital Statement will become final and binding upon all of the parties. If the Seller does raise any such questions or objections, the Purchaser and the Seller and their respective accountants, counsel and advisers shall attempt to resolve such matters within ten (10) Business Days after receipt of the same by the Purchaser.

          (c) In the event that the Seller and the Purchaser are unable to reach agreement within ten (10) Business Days after receipt of the same by the Purchaser, either the Seller or the Purchaser shall be entitled to refer the matter(s) in dispute to the Independent Accountant. The Independent Accountant shall act as expert and not as arbitrator and his determination of the matter(s) in dispute shall be final and binding (save in the case of manifest error).

          (d) The Purchaser will make available to the Seller and their accountants and other representatives the working papers and back-up materials used in preparing the Completion Date Working Capital Statement (and copies thereof at the Purchaser's sole cost and expense), at any time during (i) the review by the Seller of the Completion Date Working Capital Statement under this clause and (ii) the pendency of any dispute under this clause.

          (e) For purposes of this agreement, "FINAL WORKING CAPITAL" means Working Capital as of the Completion Date (i) as shown in the Purchaser's calculation in the Completion Date Working Capital Statement delivered pursuant to sub-clause (a) above if no notice of disagreement with respect thereto is duly delivered pursuant to sub-clause (b) above; or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Purchaser and the Seller pursuant to sub-clause (b) above or (B) in the absence of such agreement, as shown in the Independent Accountant's calculation delivered pursuant to sub-clause (c) above.

          (f) The Seller and the Purchaser will each pay their own fees and expenses (including without limitation any fees and expenses of their accountants, counsel and other representatives) in connection with the determination of Working Capital Purchase Price Adjustments.

3.4       Price Adjustment

          (a) Any adjustment to the Consideration pursuant to this clause 3.4 is referred to in this agreement as the "WORKING CAPITAL PURCHASE PRICE ADJUSTMENT".

          (b) If the Final Working Capital equals but does not exceed the Target Working Capital, then within three (3) Business Days of the final determination of such amount pursuant to this clause 3, the Purchaser and the Seller shall deliver a joint written notice to their respective solicitors instructing their respective solicitors to pay the amount remaining on deposit in the Escrow Account plus the accrued interest on such amount (by electronic funds transfer of immediately available funds) to the Seller. In the event of the Purchaser failing to cooperate in the delivery of such a joint written notice, the Seller may deliver a certified copy of the Independent Accountant's calculation delivered pursuant to sub-clause 3.3(c) above and, in the event of the same showing or purporting to show that that the Final Working Capital equals but does not exceed the Target Working Capital, the Seller and the Purchaser hereby irrevocably instruct their respective solicitors to act as if they had received a joint written notice as aforesaid.

          (c) If the Final Working Capital exceeds the Target Working Capital, then within three (3) Business Days of the final determination of the Final Working Capital pursuant to clause 3.3, the Purchaser shall pay to the Seller the Escrow Amount plus the lesser of (i) the amount of such excess and (ii) (pound) 800,000 and accordingly within three (3) Business Days of the final determination of the Final Working Capital pursuant to clause 3.3:

               (i) the Purchaser and the Seller shall deliver a joint written notice to their respective Solicitors to pay the Escrow
                    Amount  plus  the  accrued   interest  on
                    such amount (by electronic funds transfer of immediately available funds) to the Seller;

               (ii) the Purchaser  shall pay to the Seller (by electronic  funds transfer of immediately available funds) the lesser of (i) the amount of such excess and (ii) (pound) 800,000; and

               (iii)in the event of the  Purchaser  failing to  cooperate in the delivery of such a joint written notice, the Seller may deliver a certified copy of the Independent Accountant's calculation delivered pursuant to sub-clause 3.3(c) above and, in the event of the same showing or purporting to show that that the Final Working Capital equals but does not exceed the Target Working Capital, the Seller and the Purchaser hereby irrevocably instruct their respective solicitors to act as if they had received a joint written notice as aforesaid.

          (d) If Final Working Capital is less than Target Working Capital, then within three (3) Business Days of the final determination of such amount pursuant to clause 3.3, the Seller and the Purchaser shall deliver a joint written notice to their respective solicitors instructing their respective solicitors to pay such deficit amount plus the accrued interest thereon out of the Escrow Account (by electronic funds transfer of immediately available funds) to the Purchaser provided that the Escrow Account shall be the sole source of payment for any such deficiency and in no event shall the Seller be otherwise liable for any such deficiency. To the extent any amounts remain on deposit in the Escrow Account after payment of any such deficit, the Purchaser and the Seller shall deliver a written notice to their respective solicitors instructing their respective solicitors to pay any such amount remaining on deposit in the Escrow Account plus accrued interest on such amount (by electronic funds transfer of immediately available funds) to Seller. In the event of the Seller failing to cooperate in the delivery of such a joint written notice, the Purchaser and/or the Seller may deliver a certified copy of the Independent Accountant's calculation delivered pursuant to sub-clause 3.3(c) above and, in the event of the same showing or purporting to show that that the Final Working Capital is less than the Target Working Capital, the Seller and the Purchaser hereby irrevocably instruct their respective solicitors to act as if they had received a joint written notice as aforesaid.

3.5 Any increase under clause 3.4(c) shall be deemed to be pro tanto an increase in the price paid for the Assets under this agreement and any reduction under clause 3.4(d) shall be deemed to be pro tanto a reduction in the price paid for the Assets under this agreement (such that, for the avoidance of doubt, if the increase or reduction in the price paid is made as a result of the value attributed to a particular Asset or Assets being different from the value attributed under this agreement then such adjustment in the price paid shall be allocated to or taken from such Asset or Assets accordingly).

4.        NO WARRANTIES

4.1 Any information supplied by or on behalf of Seller in connection with the preparation and negotiation of this agreement or in respect to the business or affairs of the Seller shall not constitute a representation or warranty as to its accuracy and the Purchaser shall have no remedy in respect of any statement, representation, warranty or understanding (whether innocently or otherwise) of any person (whether party to this agreement or not) whether set out in this agreement or otherwise. Without prejudice to the generality of the foregoing, all representations (whether made innocently, negligently or otherwise), warranties, terms, conditions or guarantees (whether express or implied, statutory or otherwise (including without limitation terms implied by the Sale of Goods Act 1979)) relating to any Asset sold to the Purchasers pursuant to this agreement or which is made available to the Purchasers by the

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

          Seller at or following Completion are excluded to the greatest extent permitted by law. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

5.        COMPLETION

5.1       Timing

          Completion shall take place on the Completion Date immediately after execution of this agreement such that it shall have economic effect from the close of business on the Completion Date.

5.2       Location

          Completion shall take place at the offices of the Seller's Solicitors when all (but not some only) of the events detailed in this clause 5 shall occur.

5.3       Seller's obligations at Completion

          At Completion, the Seller shall (subject to and conditional upon the Purchasers complying with their obligations under clause 5.4) do or deliver (or cause to be delivered) to the Purchaser the matters or items listed in part 1 of schedule 1.

5.4       Purchasers' obligations at Completion

          At  Completion,   and  subject  to  the  Seller   complying  with  its
          obligations under clause 5.3, the Purchasers shall:

          (a) pay or cause to be paid the Initial Consideration to the Seller or as directed by the Seller;

          (b) pay or cause to be paid the Escrow Amount into the Escrow Account; and

          (c) do or deliver (or cause to be delivered) to the Seller the matters or items listed in part 2 of schedule 1.

5.5       Receipt of funds

          The Seller hereby confirms that Sidley Austin Brown & Wood are irrevocably authorised by the Seller to receive payment of the Initial Consideration on the Seller's behalf and the receipt by Sidley Austin Brown & Wood shall be an absolute discharge for the Purchaser who shall not be concerned to see to the application thereof or be answerable for the loss or misapplication of such sum.

5.6       Risk and ownership of Assets

          Risk in and ownership of the Assets shall pass to the Purchasers on Completion.

6.        POST-COMPLETION OBLIGATIONS

6.1       Obligations of the Seller

          The Seller undertakes to the Purchasers to procure the performance and observance of those matters listed in part 1 of schedule 2.

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6.2       Obligations of the Purchasers

          The Purchasers undertake to the Seller to procure the performance and observance of those matters listed in part 2 of schedule 2.

7.        CROSS ACCOUNTING

          To the extent that any payment is made:

          (a) to the Seller in respect of the Business Contracts after the Completion Date, the Seller shall receive the same as trustee for the Purchaser, shall record such payment separately in its books and shall account to the Purchaser for the same within 10 Business Days of receipt; and

          (b) to the Purchaser in respect of any Excluded Asset after the Completion Date, the Purchaser shall receive the same as trustee for the Seller, shall record such payment separately in its books and shall account to the Seller for the same within 10 Business Days of receipt.

8.        RESPONSIBILITY FOR LIABILITIES

8.1 Nothing in this agreement shall pass to the Purchasers or either of them, or be construed as an acceptance by the Purchasers or either of them of, any liability or obligation (of whatsoever nature and howsoever arising) which is not expressly assumed by the Purchasers or either of them under this agreement (including, without limitation, the Excluded Liabilities).

8.2 Save in respect of any liabilities which are expressly assumed by the Purchaser under this agreement, the Seller shall be responsible for all Losses arising from the carrying on of the Business which relate to or arise from the period on or before the Completion Date, including but not limited to all Tax liabilities of the Seller.

8.3 The Seller agrees with the Purchasers that it will, in accordance with its normal practice, pay, satisfy or discharge all debts, liabilities and obligations relating in any way to the Business prior to Completion and which are not expressly assumed by the Purchaser hereunder.

8.4 The Purchaser agrees with the Seller that it will, in accordance with its normal business practice, pay, satisfy or discharge all warranty claims by customers for defects in products or parts of products manufactured by the Seller.

9.        BUSINESS CONTRACTS

9.1       Responsibility for Business Contracts

          The Purchaser shall be responsible for and shall pay and discharge all liabilities and obligations of the Seller arising under the Business Contracts

9.2       Assignment of Business Contracts

          This agreement shall constitute an assignment to the Purchaser of the benefit of all the Business Contracts (except for those, if any, which relate to the Hayter Marks and Names) and an assignment to the Trade Mark Purchaser of the benefit of all the Business Contracts, if any, which relate to the Hayter Marks and Names, in each case which are capable of assignment without the consent of any third party and in each case with effect from Completion.

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

9.3 Performance and enjoyment of Business Contracts until necessary consent obtained

          Insofar as any of the Business Contracts cannot effectively be assigned or transferred by the Seller to the Purchasers except by an agreement of novation or without obtaining any consent, approval, waiver or the like from a third party ("CONSENTS"), this agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contract. In the event that any agreement of novation or Consent is required:

          (a) (subject to the Purchaser meeting the Seller's reasonable costs) the Seller shall at the relevant Purchaser's request take all reasonable steps to procure that such Business Contracts are novated or the necessary Consents obtained and the relevant Purchaser shall co-operate with the Seller for such purpose (including the entering into of such assignment or novation on terms reasonably acceptable to the Seller as may be necessary);

          (b) (subject to the Purchaser meeting the Seller's reasonable costs) unless and until any such Business Contract is so novated or any necessary Consent is obtained, the Seller shall from Completion hold such Business Contract on trust for the relevant Purchaser and its successors in title absolutely and the relevant Purchaser shall from Completion (if such sub-contracting is permissible and lawful under the Business Contract in question), as the Seller's sub-contractor, perform all the obligations of the Seller under such Business Contract and the relevant Purchaser shall from Completion (at that Purchaser's cost) use its reasonable endeavours (having regard to the fact that the Seller will have little or no resources to provide such assistance) to assist the Seller to perform all the obligations of the Seller under such Business Contract; and

          (c) unless and until any such Business Contract is so novated or any necessary Consent is obtained, the Seller shall (so far as it lawfully may) give all such assistance to the relevant Purchaser as the relevant Purchaser may reasonably require (having regard to the fact that the Seller will have little or no resources to provide such assistance) to enable the relevant Purchaser to enforce its rights under such Business Contract and (without limitation) will provide access to all relevant books, documents and other information which remain in the possession of the Seller following Completion in relation to such Business Contract as the relevant Purchaser may reasonably require from time to time.

9.4       Cut-off date

          If any Business Contract to which the provisions of clause 9.2 apply is not novated or any necessary Consent is refused or otherwise not obtained on terms reasonably satisfactory to the relevant Purchaser within 60 Business Days of the Completion Date and the procedure set out in clause 9.3 does not enable the full benefit of that Business Contract to be enjoyed by the relevant Purchaser as from the Completion Date, the parties shall use reasonable endeavours to achieve an alternative solution pursuant to which the relevant Purchaser shall both receive the full benefits of that Business Contract and assume associated obligations. If no such alternative solution has been agreed between the parties within 6 months after the Completion Date the relevant Purchaser shall be entitled within 6 months after the Completion Date and at its sole discretion to require that the Seller serves proper notice to terminate that Business
          Contract and such termination will be at the cost of the relevant Purchaser.

10.       DEBTS AND TAX REBATES

10.1 To the extent that any payment is made to the Seller in respect of the Debts after the Completion Date, the Seller shall receive the same as trustee for the Purchaser, shall record such payment separately in its books and shall account to the Purchaser for the same within 10 Business Days of receipt.

10.2 To the extent that any payment is made to the Purchaser in respect of Tax rebates due to the Seller after the Completion Date, the Purchaser shall receive the same as trustee for the Seller, shall record such payment separately in its books and shall account to the Seller for the same within 10 Business Days of receipt.

11.       TRANSFERRING EMPLOYEES

11.1      The provisions of part 2 of schedule 7 shall have effect.

11.2 The Purchaser shall be substituted as principal employer of the Hayters Retirement Benefit Plan with effect from the Completion Date in accordance with Clause 12 of the Consolidated Trust Deed dated 15 June 1998 and subject to Inland Revenue approval. The Seller shall co-operate with the Purchaser to obtain such approval.

11.3      It is agreed that the Purchaser shall be responsible for:

          (a) paying the salaries, wages, emoluments, PAYE payments, employer National Insurance contributions and other periodical costs payable to or for the benefit of the Transferring Employees for the period from 1 February 2005 (being the date following the date to which such payments were last made to the Transferring Employees) to and including the Completion Date and that, by way of reimbursement by the Seller to the Purchaser of all such costs, the Accrued Employee Costs shall be deducted from the Consideration; and

          (b) paying to the relevant Transferring Employees the aggregate sum of (pound) 45,160 in respect of employee bonuses awarded in respect of the financial year of the Seller ending on 2 October 2004.

12.       INDEPENDENT ACCOUNTANTS

          If any difference of opinion arises between the parties or their respective accountants in relation to any provision of this agreement in respect of which a party is expressed to have the right to refer such matter for determination pursuant to this clause 12, subject to any time period referred to in the relevant provision during which the parties must seek to resolve the dispute before referring it to an independent firm having expired, either party may refer the matter to an independent firm of accountants for resolution as follows:

12.1 the independent firm shall be jointly agreed by the parties or, if no agreement is reached within 10 Business Days after either party notifies the other that it wishes to appoint a firm under this clause, shall be appointed at the request of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales;

12.2 the independent firm shall be requested to resolve the matter in dispute applying the terms of this agreement and shall act as expert and not as arbitrator;

12.3 the determination of the independent firm shall be final and binding on the parties in the absence of manifest error;

12.4 the independent firm shall give the parties the opportunity of making written representations to him;

12.5 the costs of the independent firm shall be shared by the Purchaser and the Seller equally unless the independent firm decides otherwise.

13.       LIABILITIES

          Except as specifically provided in this agreement, the Seller will not be liable for any act or omission in relation to the Business occurring after Completion.

14.       ANNOUNCEMENTS

14.1      Prior approval of announcements

          Subject  to  the   provisions   of  clause  14.2,   no  disclosure  or
          announcement relating to the existence or subject matter of this agreement shall be made or issued by or on behalf of the Seller or the Purchaser or any member of the Seller's Group or any member of the Purchaser's Group without the prior written approval of the other party (which approval may be subject to reasonable conditions but shall otherwise not be unreasonably withheld or delayed) provided that these restrictions shall not apply to any disclosure or announcement if required by any law, applicable securities exchange, supervisory, regulatory or governmental body.

14.2      Notices to customers etc.

          Nothing in this agreement will prohibit the Purchaser from making or sending after Completion any announcement to a customer, client or supplier of the Business informing it that the Purchaser has purchased the Business.

14.3      Consultation

          The party making the communication shall use its reasonable endeavours to consult with the other party in advance as to the form, content and timing of the communication.

15.       VALUE ADDED TAX

15.1      The Consideration is exclusive of any VAT chargeable thereon.

15.2 References in this clause 15 to "SECTIONS" and "SCHEDULES" are to Sections of and Schedules to VATA.

15.3 The Purchaser warrants to the Seller that the Purchaser will as a result of Completion immediately become a taxable person within the meaning of Section 3.

15.4 The Seller and the Purchaser agree that the sale of assets described in this agreement constitutes the transfer of a business as a going concern, and shall use all reasonable endeavours to procure that the provisions of Section 49 and article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI/1995/1268) (the "ORDER") apply to the sale and purchase of the Assets under this agreement such that the sale of the Assets falls to be treated as neither a supply of goods nor a supply of services for VAT purposes and that no VAT shall be chargeable in respect thereof.

15.5 If, not withstanding clause 15.4, HM Customs and Excise determine in writing that VAT is chargeable in respect of the sale of any of the Assets under this agreement, the Seller shall forthwith provide to the Purchaser a copy of such written determination, together with a valid VAT invoice or invoices complete in all respects in relation to any VAT chargeable addressed to the relevant Purchaser. The VAT so chargeable shall be paid by the relevant Purchaser to the Seller on the later of two Business Days after the receipt by the relevant Purchaser of credit or repayment from HM Customs and Excise in respect of such VAT and two Business Days prior to the date on which the Seller is liable to account for the same to HM Customs & Excise.

15.6 The Seller warrants to the Purchasers that the sale of the Properties under this agreement does not involve any grant within paragraph 2 of article 5 of the Order.

16.       WRONG POCKETS

16.1      Purchaser to transfer assets

          If the legal title to or the beneficial interest in any asset which is not used in the Business is transferred to or vested in either of the Purchasers with the Assets at Completion, the relevant Purchaser shall be deemed to hold the asset (the "REQUIRED ASSET(S)") in trust and as bailee for the Seller and the relevant Purchaser shall, at the Seller's request, as soon as practicable and on terms that no consideration is provided by any person for such transfer:

          (a) execute all such deeds or documents as may be necessary for the purpose of transferring (free of any Encumbrance created after Completion) the relevant interest in such Required Asset(s) to the Seller or as it may direct; and

          (b) do or procure to be done all such further reasonable acts or things and procure the execution of all such other documents as the Seller may reasonably request for the purpose of vesting the relevant interest in such Required Asset(s) in the Seller.

16.2      Purchasers' obligations to notify

          The relevant Purchaser shall notify the Seller forthwith upon it coming to its attention that there are any Required Asset(s) in its possession or control.

16.3      Seller to transfer assets

          If the legal title to or the beneficial interest in any asset which is used in the Business remains vested in the Seller after Completion, the Seller shall be deemed to hold the asset (the "MISSING ASSET(S)") in trust and as bailee for the relevant Purchaser, and the Seller shall, at the relevant Purchaser's request, as soon as practicable and on terms that no consideration is provided by any person for such transfer:

          (a) execute all such deeds or documents as may be necessary for the purpose of transferring (free of any Encumbrance created after Completion) the relevant interest in the Missing Asset(s) to the relevant Purchaser or as it may direct; and

          (b) do or procure to be done all such further reasonable acts or things and procure the execution of all such other documents as the relevant Purchaser may reasonably request for the purpose of vesting the relevant interest in the Missing Asset(s) in the relevant Purchaser or as the relevant Purchaser may direct.

16.4      Seller's obligation to notify

          The Seller shall notify the Purchasers forthwith upon it coming to its attention that there are any Missing Assets in its possession or control.

16.5      Seller to account for Debts

          If any Debts are paid to the Seller after Completion, the Seller shall be deemed to hold such funds (the "Trust Moneys") in trust for the Purchaser and the Seller shall as soon as practicable and to the extent that it is able pay or procure the payment of the Trust Moneys to the Purchaser or as the Purchaser may direct.

16.6      Seller's obligation to notify

          The Seller shall notify the Purchaser forthwith upon it coming to its attention that any Trust Moneys have come into its possession or control.

17.       COUNTERPARTS

          This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this agreement but all of which together constitute one and the same instrument. This agreement shall not be effective until each party has executed at least one counterpart.

18.       FURTHER ASSURANCE

          The Seller agrees (subject to the relevant Purchaser meeting the Seller's reasonable cost) and for a period of 6 months following Completion to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the relevant Purchaser may reasonably require, whether on or after Completion, to implement and/or give effect to this agreement and the transaction contemplated by this agreement and for the purpose of vesting in the relevant Purchaser the full benefit of the assets, rights and benefits to be transferred to the relevant Purchaser under or pursuant to this agreement including, without limitation, the legal and beneficial ownership of the Assets.

19.       VARIATION, WAIVER AND CONSENT

19.1 No variation or waiver of any provision or condition of this agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).

19.2 Unless expressly agreed, no variation or waiver of any provision or condition of this agreement shall constitute a general variation or waiver of any provision or condition of this agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

19.3 Any consent granted under this agreement shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.

20.       ENTIRE AGREEMENT

20.1      Entire agreement

          The Transaction Documents together represent the whole and only agreement between the parties in relation to the sale and purchase of the Business and supersede any previous agreement (whether written or oral) between the parties in relation to the subject matter of any such document save that nothing in this agreement shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

          Each of the parties acknowledges and agrees that, in entering into this agreement and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this agreement or not) other than as expressly set out in this agreement. The only remedy available to the Purchaser for breach of this agreement shall be for breach of contract under the terms of this agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability for fraud.

20.2 The Seller confirms that it has prepared schedule 6 in good faith although it is acknowledged by the Purchaser that the Seller has not carried out a pre-Completion audit of the assets listed therein. Accordingly, the Seller shall have no liability to the Purchaser to the extent that any non-material assets, not amounting in aggregate to a material amount of assets, listed in schedule 6 are no longer owned by the Purchaser.

21.       WITHHOLDING AND GROSSING-UP

21.1 The Seller shall pay all sums payable by it under this agreement free and clear of all deductions or withholdings unless the law requires a deduction or withholding to be made. Otherwise than in relation to a payment of interest, if a deduction or withholding is so required the Seller shall pay such additional amount as will ensure that the net amount the payee receives equals the full amount which it would have received had the deduction or withholding not been required.

21.2 If any Tax authority brings any sum paid by the Seller under or pursuant to this agreement into charge to Tax, then the Seller shall pay such additional amount as will ensure that the total amount paid, less the Tax chargeable on such amount, is equal to the amount that would otherwise be payable under this agreement.

22.       NOTICES

22.1 Save as otherwise provided in this agreement, any notice, demand or other communication ("NOTICE") to be given by any party under, or in connection with, this agreement shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in clause 22.2, or delivering it by hand to the address set out in clause 22.2 and in each case marked for the attention of the relevant party set out in clause 22.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 22). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

          (a)  if sent by fax, at the time of transmission; or

          (b)  in the case of delivery by hand, when delivered;

          provided that in each case where delivery by fax or by hand occurs after 6 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day.

          References to time in this clause are to local time in the country of the addressee.

22.2      The addresses and fax numbers of the parties for the purpose of clause
          22.1 are as follows:

          (a)  Seller                   Hayter  Limited
               Address:                 c/o Wedlake Bell
                                        52 Bedford Row
                                        London
                                        WC1R 4LR

               Fax:                     020 7406 1603

               For the attention of:    Stuart Robertson

          (b)  Purchaser and IP         c/o The Toro Company
               Purchaser                8111 Lyndale Avenue South
               Address:                 Bloomington

                                        MN 55420

               Fax:                     001 952 948 4856

               For the attention of:    Kendrick B. Melrose

                                        Chief Executive Officer

22.3 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 22, provided that such notice shall only be effective on:

          (a) the date specified in the notification as the date on which the change is to take place; or

          (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

22.4 In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

23.       COSTS

          Each of the parties shall be responsible for its own legal, accountancy and other costs, charges and expenses incurred in connection with the negotiation, preparation and implementation of this agreement and any other Transaction Document.

24.       RIGHTS OF THIRD PARTIES

24.1 Subject to the remaining provisions of this clause 24, any other member of the Purchaser's Group and any of the officers, employees, workers or agents (including advisers) of either of the Purchasers or any other member of the Purchaser's Group ("THIRD PARTIES") may enforce the terms and accordingly shall have the benefit of those provisions in this agreement which are, or are stated to be, for their benefit subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

24.2 For the avoidance of doubt, it is intended that (with respect to any breach by the Seller of the provisions identified in clause 24.1) Third Parties shall be entitled to seek to recover their own Losses arising from such breach but without prejudice to the right of either of the Purchasers to recover in its own right any Losses it may suffer or incur arising from such breach.

24.3 The parties may by agreement terminate, rescind or vary the terms of this agreement (including this clause 24) at any time and in any way without the prior consent of or notice to any Third Party.

24.4 Except as provided in this clause 24, the parties do not intend that any term of this agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this agreement.

25.       TIME OF THE ESSENCE

25.1 Time shall not be of the essence of this agreement, either as regards times, dates and periods specified in the agreement or as regards any times, dates or periods that may by agreement between the parties be substituted for any of them unless:

          (a) time is expressly stated to be of the essence in relation to that obligation; or

          (b) one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

26.       CONTINUING EFFECT

          Each provision of this agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

27.       SEVERABILITY

          If any provision of this agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this agreement but without invalidating any of the remaining provisions of this agreement. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

28.       ASSIGNMENT

28.1 Subject to clauses 28.2 and 28.3 none of the parties shall be entitled to assign the benefit or burden of any provision of this agreement without the prior written consent of the other parties.

28.2 All or any of either of the Purchasers' rights under this agreement may (notwithstanding any other provisions contained in this agreement) be assigned or transferred by the relevant Purchaser to, or made the subject of a trust created in favour of:

          (a) any other member of the Purchaser's Group (or by any such member to or in favour of any other member of the Purchaser's Group) provided that such assignee company shall first enter into a direct covenant with the Seller to comply with the terms of this agreement as if they had been named as the relevant Purchaser and provided that if such assignee company leaves the Purchaser's Group, such rights are assigned or transferred to or made the subject of a trust in favour of another member of the Purchaser's Group; and/or

          (b) any person by way of security for borrowings of the Purchaser's Group.

28.3 The Seller shall be permitted to assign by way of first fixed continuing security to General Electric Capital Corporation (the "AGENT") all of it's rights, title, interest and benefit from time to time (whether present or future, actual or contingent) in, under, to and in respect of the Agreement including (without limitation) its rights to receive payments of such amounts as may become payable to the Seller from time to time from the Escrow Account and to receive the excess payment referred to in clause 3.4 and to direct the Purchaser to pay all sums which become payable to the Seller from the Escrow Account or otherwise from time to time, to the Agent.

29.       TERMINATION OF SELLER'S OBLIGATIONS

29.1 The parties acknowledge that it is the Seller's current intention to enter into a members' voluntary liquidation (as defined in the Insolvency Act 1986) following Completion and accordingly it is agreed that subject to and conditionally upon the Seller (i) then having commenced and remaining in a members' voluntary liquidation and (ii) the Seller not then having commenced a creditors' voluntary liquidation  (as defined in the  Insolvency  Act 1986),  that (save in
          respect  of  any   antecedent   breach  by  the  Seller  of  any  such
          obligations, the Purchaser's remedies for which shall be preserved) any post-Completion obligations of the Seller shall automatically determine six months after the date of this agreement. In the event of any conflict between this clause and any other clause of this agreement this clause shall prevail.

30.       GUARANTEE

30.1 In consideration of the Seller entering into this agreement, the Guarantor unconditionally and irrevocably guarantees, as a primary obligation to the Seller, the due and punctual payment by the Purchaser of all monies payable under Clauses 7 (b) and 10.2. If the Purchaser defaults on the payment when due of any amount payable to the Seller under Clauses 7 (b) and 10.2, the Guarantor shall immediately on demand by the Seller pay that amount to the Seller in the manner prescribed in this agreement as if it were the Purchaser. This guarantee is a continuing guarantee and shall extend to the ultimate balance of sums payable by the Buyer under Clauses 7 (b) and 10.2, regardless of any intermediate payment or discharge in whole or in part. It shall not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of the Guarantor's obligations under this clause 3 (without limitation and whether or not known to it or the Seller).

31.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1      Governing law

          The construction, validity and performance of this agreement shall be governed by the laws of England and Wales.

31.2      Submission to jurisdiction

          The parties to this agreement irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this agreement and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.

31.3 The Purchasers irrevocably consent to any process in any proceedings being served on it in accordance with the provisions of this agreement relating to the service of notices but nothing in this agreement shall affect the right to serve process in any other manner permitted by law.

The parties have shown their acceptance of the terms of this agreement by executing it at the end of the schedules.

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                               [SCHEDULES OMITTED]

SIGNED by G. Alan Shaw                  )
duly authorised for and on behalf       )     /s/ G. Alan Shaw
of HAYTER LIMITED                       )





SIGNED by Stephen Paul Wolfe            )
duly authorised for and on behalf       )     /s/ Stephen Paul Wolfe
of EDITLAND LIMITED                     )






SIGNED by John Lawrence McIntyre        )
duly authorised for and on behalf of    )     /s/ John Lawrence McIntyre
of TORO HAYTER (GUERNSEY) LIMITED       )






EXECUTED AS A DEED BY THE TORO COMPANY  )
Acting by:                              )
Kendrick B. Melrose, CEO and            )     /s/ Kendrick B. Melrose
J. Lawrence McIntyre, Secretary         )     /s/ J. Lawrence McIntyre